UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 30, 2008

DSP GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-23006	94-2683643
(Commission File Number)	(I.R.S. Employer Identification No.)

2580 North First Street, Suite 460 San Jose, CA	95131
(Address of Principal Executive Offices)	(Zip Code)

408/986-4300

(Registrant’s Telephone Number, Including Area Code)

With a copy to:

Bruce Alan Mann, Esq.

Morrison & Foerster LLP

425 Market Street

San Francisco, CA 94105

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.	RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On October 30, 2008, DSP Group, Inc. (the “Company”) announced its financial results for the quarter ended September 30, 2008. A copy of the press release, dated October 30, 2008, is attached and filed herewith as Exhibit 99.1. This information, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference to such filing.

In addition to the disclosure of financial results for the quarter ended September 30, 2008 in accordance with generally accepted accounting principles in the United States (“GAAP”), the press release also included non-GAAP net income and diluted earnings per share (EPS) figures for the quarter ended September 30, 2008 that excluded the impact of the amortization of acquired intangible assets associated with the acquisition of the Cordless and VoIP Terminals business of NXP B.V. (the “Acquisition”); the expenses associated with the application of Statement of Financial Accounting Standards (“SFAS”) 123(R); restructuring expenses associated with the Company’s cost cutting measures at various operating sites; unrealized loss related to certain available-for- sale marketable securities; and the aggregate tax benefits associated with such expenses. The press release further included a comparison of the non-GAAP net income and diluted earnings per share (EPS) figures for the quarters ended September 30, 2008 and 2007. The non-GAAP net income and diluted earnings per share (EPS) figures for the quarter ended September 30, 2007 excluded the expenses associated with the application of SFAS 123(R); the impact of an in-process R&D expense and the amortization of acquired intangibles and other acquisition-related assets, both associated with the Acquisition; and the aggregate tax benefits associated with such expenses.

The Company believes that the non-GAAP presentation in the press release is useful to investors in analyzing the results for the quarter ended September 30, 2008 because the exclusion of the above noted expenses may provide a more meaningful analysis of the Company’s core operating results. Also, the results for the quarter ended September 30, 2007 did not include restructuring expenses associated with the Company’s cost cutting measures and unrealized loss related to certain available-for- sale marketable securities. Further, the Company believes it is useful for investors to understand how the expenses associated with the application of SFAS 123(R) are reflected on its statements of income. The non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP, and are intended to provide additional insight into the Company’s operations that, when viewed with its GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, offer a more complete understanding of factors and trends affecting the Company’s business. The non-GAAP presentation should not be viewed as a substitute for the Company’s reported GAAP results.

ITEM 5.03.	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On October 30, 2008, the Board of Directors of the Company (the “Board”) approved an amendment and restatement of the Company’s Bylaws (the “Amended and Restated Bylaws”). The amended provisions include, among other things, (a) an update of the information required to be provided by a stockholder who submits a director nomination or other business for consideration at a stockholder meeting, (b) a specification that a stockholder must abide by the Company’s advance notice provisions to have a proposal be considered at a stockholder meeting, whether or not such stockholder includes such proposal in the Company’s proxy statement, and (c) a provision that, in an uncontested election, any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” such election shall promptly tender his or her resignation following the vote and the Nominating and Governance Committee of the Board shall consider the resignation offer and recommend to the Board whether to accept the offer and disclose the Board’s determination to the public accordingly.

The full text of the Amended and Restated Bylaws is filed as Exhibit 99.2 hereto and incorporated herein by reference. The foregoing description of the Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Bylaws as filed hereto.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

d.	Exhibits

Exhibit No.	Description

99.1	Press Release of DSP Group, Inc., dated October 30, 2008.

99.2	Amended and Restated Bylaws, effective as of October 30, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DSP GROUP, INC.

Date: October 30, 2008	By:	/s/ Dror Levy
Dror Levy
Chief Financial Officer and Secretary

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